UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 16, 2007

                              ALFACELL CORPORATION
             (Exact name of registrant as specified in its charter)

                                     0-11088
                            (Commission File Number)

              Delaware                                  22-2369085
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
      incorporation)

               225 Belleville Avenue, Bloomfield, New Jersey 07003
             (Address of principal executive offices, with zip code)

                                 (973) 748-8082
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL  OFFICERS;  ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

      Alfacell Corporation (the "Company") announced that Lawrence A. Kenyon has been elected by the board of directors as the Company's Executive Vice President, Chief Financial Officer, and Corporate Secretary effective January 16, 2007. Mr. Kenyon, age 41, most recently served as Executive Vice President, Chief Financial Officer, and Corporate Secretary at NeoPharm, Inc. (Nasdaq:
NEOL), a biopharmaceutical company engaged in research, discovery, and commercialization of cancer drugs for therapeutic applications in the United States, from September 2000 through August 2006. Prior to joining NeoPharm he was Senior Vice President of the Gabelli Mathers Fund, a regulated investment company, from October 1999 until September 2000. A copy of the press release issued by the Company announcing Mr. Kenyon's election is attached hereto as
Exhibit 99.1 and incorporated herein by reference.

      Persuant to an offer letter executed by Mr. Kenyon and the Company, Mr. Kenyon will receive an annual base salary of $210,000 and is eligible to participate in the Company's bonus plan pursuant to which he will be eligible to receive an annual bonus of up to 20% of his base salary, provided that some or all of the discretionary bonus may be tied to the achievement of specific identified goals to be determined. The Company will provide Mr. Kenyon with the reasonable cost of temporary housing for a period up to twelve (12) months, the cost of round trip coach airfaire from Newark to Chicago for up to twelve (12) months, and the reasonable cost of relocating Mr. Kenyon's household effects. In addition, Mr. Kenyon is entitled to participate in the Company's standard health, insurance and 401k programs, as available to the Company's full-time employees, and will receive three (3) weeks paid vacation. Mr. Kenyon was also granted a ten-year option, pursuant to the Company's 2004 Stock Incentive Plan, to purchase 375,000 shares of the Company's common stock with an exercise price of $1.55 per share, the closing price of the Company's common stock on the date of grant. The option vested immediately as to 75,000 shares, and will vest as to the remaining shares in four equal annual installments of 75,000 shares on each anniversary of the grant date, beginning on Januay 16, 2008.



ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

         99.1     Press release of Alfacell Corporation dated January 17, 2007.


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                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ALFACELL CORPORATION



Date:  January 19, 2007                  By:      /s/ Kuslima Shogen
                                            ----------------------------
                                                  Kuslima Shogen
                                                  Chief Executive Officer and
                                                  Chairman of the Board




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